Exhibit 99.1
Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Record Third Quarter Earnings
Year-over-year revenues increase 32.7%
Adjusted EPS of 83 cents per diluted share
     JACKSONVILLE, Fla. — October 22, 2009 — Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $619.4 million for the third quarter of 2009, an increase of 32.7% compared to the third quarter of 2008, and net earnings of $75.5 million or 78 cents per diluted share.
     Adjusted net earnings for the third quarter of 2009 were $80.2 million, or 83 cents per diluted share, compared to $57.8 million, or 61 cents per diluted share, in the third quarter of 2008. Adjusted net earnings in the current quarter include an adjustment for purchase amortization of 5 cents per diluted share while the prior year quarter included a similar adjustment of 7 cents per diluted share.
     “LPS delivered strong results in the third quarter despite an ongoing difficult business environment. LPS with its broad-based, technology-driven end-to-end solutions for the mortgage and real estate industries, remains well positioned for the fourth quarter and to continue to grow profitably in the years ahead,” said Lee A. Kennedy, Executive Chairman of LPS. “All our business segments continued to gain market share in the third quarter. Our

Mortgage Processing and other technology businesses posted solid earnings while our Default Services business continued to deliver very strong results. Also, our Loan Facilitation business benefitted from a stronger year-over-year origination market”, added Jeff Carbiener, President and CEO of LPS.
     Operating income of $143.6 million in the quarter improved 32.6% compared to the third quarter of 2008.
     Year-to-date pro forma adjusted free cash flow (net cash provided by operating activities including pro forma interest expense for the first six months of 2008, minus additions to property and equipment and capitalized software) for 2009 of $231.6 million compared to $184.1 million for the first nine months of 2008.
Technology, Data and Analytics (TD&A)
     Revenues for the segment were $186.3 million compared to $139.0 million in the third quarter of 2008 while operating income of $62.4 million compared to $49.2 million in the prior year quarter. Mortgage Processing revenues of $103.0 million were 23.2% above the third quarter of 2008, primarily due to the conversion of the JPMorgan Chase portfolio on to our mortgage servicing platform. Other TD&A revenues increased by 50.5% to $83.3 million compared to the prior year quarter, mainly due to strong growth in Data and Analytics services, our Desktop application, and the impact of the FNRES acquisition completed in the first quarter of 2009. Excluding the impact of FNRES, Other TD&A revenues were up a strong 32.4%. Overall operating income for TD&A was higher primarily due to higher contributions from Mortgage Processing and Data & Analytics.
Loan Transaction Services (LTS)
     Revenues for the segment increased by 33.7% to $440.5 million compared to the third quarter of 2008 while operating income of $101.6 million compared to $74.7 million in the prior year period. Loan Facilitation Services revenues of $136.7 million were up 55.9% compared to the same period last year, mainly due to higher settlement services and increased appraisal volumes. Default Services revenues of $303.8 million increased 25.6% over the third quarter of 2008, primarily due to ongoing strength in the default market and our ability to continue to gain market share. Overall operating income for LTS grew due to higher income in loan origination related offerings, such as settlement services and appraisal, as well as in Default Services.
Corporate and Other
     Net corporate expenses were $20.3 million compared to $15.6 million in the third quarter of 2008 and were higher primarily due to higher incentive compensation expenses in the current quarter driven by the strong operating results.
Outlook
“Third quarter and year-to-date 2009 results were very strong and while the broader macro-economic environment and some of our markets continue to present challenges, LPS with its solid market presence remains well positioned for a strong finish in 2009 and to continue to grow revenue and earnings in 2010,” said Jeff Carbiener. “Building on the robust year-to-date results, we expect fourth quarter adjusted earnings to be in the range of 77-79 cents per diluted share. For full year 2009, we now expect revenues to grow 26%-28% compared to 2008 and adjusted earnings to be in the $3.07-$3.09 per diluted share range.”
Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including pro forma adjusted net earnings, pro forma adjusted net earnings per share and pro forma adjusted free cash flow. LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of our 2008 spin-off from Fidelity National Information Services, Inc., and to better understand our financial performance, competitive position and future prospects. The adjusted results exclude acquisition related amortization costs and include pro forma debt related interest expenses. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Friday, October 23, 2009, at 8:00 a.m. Eastern time. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through October 30, 2009 by dialing 888-203-1112 (access code: 6402161).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages by dollar volume are serviced using LPS’ Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including eight of the top 10 and 14 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; the impact of adverse changes in the level of real estate activity on demand for certain of our services; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; risks associated with our spin-off from Fidelity National Information Services, Inc., including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk

Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands, except per share data)
Processing and services revenues	$619,427	$466,762	$1,762,415	$1,363,669
Cost of revenues	409,113	300,560	1,167,829	882,410

Gross profit	210,314	166,202	594,586	481,259

Selling, general and administrative expenses	66,671	57,909	203,280	171,577

Operating income	143,643	108,293	391,306	309,682

Other income (expense):
Interest income	283	476	1,249	1,039
Interest expense	(21,195)	(24,565)	(64,734)	(24,621)
Other expense, net	(203)	(5)	(217)	277

Total other income (expense)	(21,115)	(24,094)	(63,702)	(23,305)

Earnings from continuing operations before income taxes and equity in losses of unconsolidated entity	122,528	84,199	327,604	286,377
Provision for income taxes	46,867	32,669	125,308	111,114

Earnings from continuing operations before equity in losses of unconsolidated entity	75,661	51,530	202,296	175,263
Equity in losses of unconsolidated entity	—	(1,484)	(37)	(3,854)

Earnings from continuing operations	75,661	50,046	202,259	171,409
Discontinued operation, net of tax	—	1,565	(504)	6,203

Net earnings	75,661	51,611	201,755	177,612
Noncontrolling minority interest	(119)	(330)	(927)	(1,053)

Net earnings attributable to Lender Processing Services, Inc.	$75,542	$51,281	$200,828	$176,559

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2009	2008
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$64,847	$125,966
Trade receivables, net of allowance for doubtful accounts	428,373	344,848
Other receivables	4,086	17,393
Due from afflilates	—	2,713
Prepaid expenses and other current assets	24,939	22,030
Deferred income taxes	40,757	40,757

Total current assets	563,002	553,707

Property and equipment, net of accumulated depreciation	103,711	95,542
Computer software, net of accumulated amortization	180,064	157,539
Other intangible assets, net of accumulated amortization	78,656	83,489
Goodwill	1,135,153	1,091,056
Other non-current assets	109,105	122,300

Total assets	$2,169,691	$2,103,633

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$77,362	$145,101
Trade accounts payable	40,857	31,720
Accrued salaries and benefits	51,593	36,492
Recording and transfer tax liabilities	17,446	14,639
Due to affiliates	1,492	1,573
Other accrued liabilities	154,878	101,612
Deferred revenues	49,572	51,628

Total current liabilities	393,200	382,765

Deferred revenues	40,474	40,343
Deferred income taxes, net	30,504	36,557
Long-term debt, net of current portion	1,286,030	1,402,350
Other non-current liabilities	27,926	39,217

Total liabilities	1,778,134	1,901,232

Equity:
Lender Processing Services, Inc. stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at September 30, 2009 or December 31, 2008	—	—
Common stock $0.0001 par value; 500 million shares authorized, 96.8 million and 95.3 million shares issued at September 30, 2009 and December 31, 2008	10	9
Additional paid-in capital	157,103	111,849
Retained earnings	265,645	93,540
Accumulated other comprehensive loss	(9,617)	(13,667)
Treasury stock $0.0001 par value; 884,734 and 19,870 shares at September 30, 2009 and December 31, 2008	(27,712)	(582)

Total Lender Processing Services, Inc. stockholders’ equity	385,429	191,149
Noncontrolling minority interest	6,128	11,252

Total equity	391,557	202,401

Total liabilities and equity	$2,169,691	$2,103,633

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(In thousands)
Cash flows from operating activities:
Net earnings attributable to Lender Processing Services, Inc.	$200,828	$176,559

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	72,623	68,395
Amortization of debt issuance costs	3,968	1,509
Gain on sale of discontinued operation	(2,574)	—
Deferred income taxes, net	(651)	3,968
Stock-based compensation cost	20,364	14,910
Tax benefit associated with equity compensation	(2,625)	(512)
Equity in losses of unconsolidated entity	37	3,854
Noncontrolling minority interest	927	1,053

Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(76,642)	(84,167)
Other receivables	13,321	(7,612)
Prepaid expenses and other assets	(7,798)	4,676
Deferred revenues	(2,922)	5,342
Accounts payable and other liabilities	76,281	59,317

Net cash provided by operating activities	295,137	247,292

Cash flows from investing activities:
Additions to property and equipment	(24,896)	(14,657)
Additions to capitalized software	(42,966)	(23,685)
Acquisition of title plants	(14,319)	—
Acquisitions, net of cash acquired	(16,403)	(15,488)
Proceeds from sale of discontinued operation, net of cash distributed	(32,638)	—

Net cash used in investing activities	(131,222)	(53,830)

Cash flows from financing activities:
Borrowings	—	25,700
Debt service payments	(180,455)	(61,993)
Stock options exercised	2,002	1,433
Tax benefit associated with equity compensation	2,625	512
Cash dividends paid	(28,723)	(9,526)
Capitalized debt issuance costs	—	(24,882)
Acquisition of noncontrolling minority interest	(2,600)	—
Net distributions to FIS	—	(114,855)
Treasury stock purchases	(9,883)	—
Bond repurchases	(8,000)	—

Net cash used in financing activities	(225,034)	(183,611)
Net (decrease) increase in cash and cash equivalents	(61,119)	9,851
Cash and cash equivalents, beginning of period	125,966	39,566

Cash and cash equivalents, end of period	$64,847	$49,417

Supplemental disclosures of cash flow information:
Cash paid for interest	$69,882	$15,543

Cash paid for taxes	$107,709	$720

Non-cash contribution of stock compensation by FIS	$—	$9,120

Non-cash redistribution of assets to FIS	$434	$(4,537)

Non-cash consideration received from sale of discontinued operation	$40,310	$—

Non-cash consideration issued in acquisition of business	$(5,162)	$—

Non-cash exchange of FIS note	$—	$(1,585,000)

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Nine Months Ended September 30,		Quarter Ended
	2009	2008	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1. Revenues — Continuing Operations

Technology, Data and Analytics (TD&A):
Mortgage Processing	$283,690	$245,820	$102,973	$89,567	$91,150	$88,364	$83,592	$82,062	$80,166
Other TD&A	234,364	170,712	83,313	82,322	68,729	60,754	55,372	59,682	55,658

Total	518,054	416,532	186,286	171,889	159,879	149,118	138,964	141,744	135,824

Loan Transaction Services:
Loan Facilitation Services	404,381	347,759	136,657	148,510	119,214	83,914	87,629	118,091	142,039
Default Services	858,666	608,092	303,823	299,534	255,309	243,736	241,844	197,223	169,025

Total	1,263,047	955,851	440,480	448,044	374,523	327,650	329,473	315,314	311,064

Corporate and Other	(18,686)	(8,714)	(7,339)	(6,762)	(4,585)	(2,847)	(1,675)	(3,711)	(3,328)

Total Revenue	$1,762,415	$1,363,669	$619,427	$613,171	$529,817	$473,921	$466,762	$453,347	$443,560

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	15.4%	-0.4%	23.2%	9.1%	13.7%	-4.9%	2.9%	-1.4%	-2.6%
Other TD&A	37.3%	-3.8%	50.5%	37.9%	23.5%	14.6%	-5.5%	1.5%	-7.4%

Total	24.4%	-1.8%	34.1%	21.3%	17.7%	2.2%	-0.6%	-0.2%	-4.6%

Loan Transaction Services:
Loan Facilitation Services	16.3%	-24.7%	55.9%	25.8%	-16.1%	-39.6%	-42.8%	-28.3%	-1.3%
Default Services	41.2%	85.3%	25.6%	51.9%	51.0%	68.3%	97.1%	89.7%	66.5%

Total	32.1%	21.0%	33.7%	42.1%	20.4%	15.4%	19.4%	17.3%	26.7%

Corporate and Other	n/m	n/m	338.1%	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	29.2%	12.5%	32.7%	35.3%	19.4%	11.0%	13.3%	10.0%	14.4%

2. Depreciation and Amortization — Continuing Operations

Depreciation and Amortization	$45,399	$37,378	$15,894	$15,431	$14,074	$13,697	$12,594	$11,286	$13,498
Purchase Price Amortization	23,095	29,307	7,608	7,404	8,083	10,711	10,627	8,980	9,700
Other Amortization	4,124	1,648	1,542	753	1,829	596	579	594	475

Total Depreciation and Amortization	$72,618	$68,333	$25,044	$23,588	$23,986	$25,004	$23,800	$20,860	$23,673

3. Stock Compensation Expense (1)

Stock Compensation Expense, Excluding Acceleration Charges	$19,565	$14,772	$7,062	$6,459	$6,044	$6,603	$5,790	$4,295	$4,687
Stock Acceleration Expense	799	138	—	—	799	—	—	138	—

Total Stock Compensation Expense	$20,364	$14,910	$7,062	$6,459	$6,843	$6,603	$5,790	$4,433	$4,687

4. EBIT — Discontinued Operations (2)

Revenue	$296	$22,115	$—	$—	$296	$2,204	$5,916	$7,033	$9,166

Cost of Sales	503	$4,808	—	—	503	1,571	1,521	1,499	1,788

Selling, General and Administrative Expenses	499	7,168	—	—	499	1,814	1,837	2,212	3,119

Operating Income	(706)	10,139	—	—	(706)	(1,181)	2,558	3,322	4,259

Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$(706)	$10,139	$—	$—	$(706)	$(1,181)	$2,558	$3,322	$4,259

Depreciation and Amortization	$5	$62	$—	$—	$5	$17	$19	$20	$23

(1)	As the Company does not allocate stock compensation expense to the individual business units, there is no related expense associated with the discontinued operation.

(2)	The business unit included in discontinued operations has historically been reported as a component of Loan Facilitation Services in the Loan Transaction Services reporting segment.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Nine Months Ended September 30,		Quarter Ended
	2009	2008	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1. EBIT — Continuing Operations

Consolidated
Revenue	$1,762,415	$1,363,669	$619,427	$613,171	$529,817	$473,921	$466,762	$453,347	$443,560

Cost of Sales	1,167,829	882,410	409,113	404,014	354,702	294,069	300,560	293,464	288,386

Selling, General and Administrative Expenses	203,280	171,577	66,671	65,431	71,178	58,298	57,909	58,570	55,098

Operating Income	391,306	309,682	143,643	143,726	103,937	121,554	108,293	101,313	100,076

Less Non-recurring Charges (1):
Restructuring Costs	8,186	2,353	—	—	8,186	—	—	2,353	—
LPS Spin Related Costs	—	2,963	—	—	—	—	—	1,960	1,003
Acceleration of Performance-Based Shares	799	138	—	—	799	—	—	138	—

EBIT, as adjusted	$400,291	$315,136	$143,643	$143,726	$112,922	$121,554	$108,293	$105,764	$101,079

EBIT Margin, as adjusted	22.7%	23.1%	23.2%	23.4%	21.3%	25.6%	23.2%	23.3%	22.8%

Depreciation and Amortization	$72,618	$68,333	$25,044	$23,588	$23,986	$25,004	$23,800	$20,860	$23,673

Technology, Data and Analytics

Revenue	$518,054	$416,532	$186,286	$171,889	$159,879	$149,118	$138,964	$141,744	$135,824

Cost of Sales	295,043	229,487	105,651	98,929	90,463	80,482	73,980	81,397	74,110

Selling, General and Administrative Expenses	52,146	49,519	18,256	17,824	16,066	15,121	15,790	17,471	16,258

Operating Income	170,865	137,526	62,379	55,136	53,350	53,515	49,194	42,876	45,456

Less Non-recurring Charges:
Restructuring Costs	—	2,178	—	—	—	—	—	2,178	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$170,865	$139,704	$62,379	$55,136	$53,350	$53,515	$49,194	$45,054	$45,456

EBIT Margin, as adjusted	33.0%	33.5%	33.5%	32.1%	33.4%	35.9%	35.4%	31.8%	33.5%

Depreciation and Amortization	$51,411	$45,215	$17,595	$16,441	$17,375	$15,990	$15,229	$13,971	$16,015

Loan Transaction Services

Revenue	$1,263,047	$955,851	$440,480	$448,044	$374,523	$327,650	$329,473	$315,314	$311,064

Cost of Sales	891,515	661,789	311,230	311,349	268,936	217,242	228,283	215,838	217,668

Selling, General and Administrative Expenses	82,088	78,985	27,665	27,064	27,359	26,314	26,487	27,154	25,344

Operating Income	289,444	215,077	101,585	109,631	78,228	84,094	74,703	72,322	68,052

Less Non-recurring Charges:
Restructuring Costs	—	163	—	—	—	—	—	163	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$289,444	$215,240	$101,585	$109,631	$78,228	$84,094	$74,703	$72,485	$68,052

EBIT Margin, as adjusted	22.9%	22.5%	23.1%	24.5%	20.9%	25.7%	22.7%	23.0%	21.9%

Depreciation and Amortization	$15,029	$18,104	$5,295	$5,126	$4,608	$7,028	$6,651	$5,290	$6,163

Corporate and Other

Revenue	$(18,686)	$(8,714)	$(7,339)	$(6,762)	$(4,585)	$(2,847)	$(1,675)	$(3,711)	$(3,328)

Cost of Sales	(18,729)	(8,866)	(7,768)	(6,264)	(4,697)	(3,655)	(1,703)	(3,771)	(3,392)

Selling, General and Administrative Expenses	69,046	43,073	20,750	20,543	27,753	16,863	15,632	13,945	13,496

Operating Income	(69,003)	(42,921)	(20,321)	(21,041)	(27,641)	(16,055)	(15,604)	(13,885)	(13,432)

Less Non-recurring Charges:
Restructuring Costs	8,186	12	—	—	8,186	—	—	12	—
LPS Spin Related Costs	—	2,963	—	—	—	—	—	1,960	1,003
Acceleration of Performance-Based Shares	799	138	—	—	799	—	—	138	—

EBIT, as adjusted	$(60,018)	$(39,808)	$(20,321)	$(21,041)	$(18,656)	$(16,055)	$(15,604)	$(11,775)	$(12,429)

Depreciation and Amortization	$6,178	$5,014	$2,154	$2,021	$2,003	$1,986	$1,920	$1,599	$1,495

Notes:

(1)	Non-recurring charges reflect the impact of certain expenses incurred including a charge taken in Q1-2009 ($9.0 million) primarily relating to the retirement of three members of LPS’s Board of Directors, as well as the impact of various spin and restructuring related charges taken in Q1 and Q2 of 2008.

Exhibit E - Continued
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Nine Months Ended September 30,		Quarter Ended
	2009	2008	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
2. Net Earnings — Reconciliation

Net Earnings	$200,828	176,559	$75,542	$75,240	$50,046	$54,329	$51,281	$63,546	$61,732

Less Non-recurring Charges:
Restructuring Costs, net of tax	5,055	1,440	—	—	5,055	—	—	1,440	—
LPS Spin Related Costs, net of tax	—	1,814	—	—	—	—	—	1,200	614
Acceleration of Performance-Based Shares, net of tax	493	84	—	—	493	—	—	84	—
Impact of change in tax rate on non-recurring items	—	—	—	—	—	(223)	—	—	—

Net Earnings, excluding non-recurring items	206,376	179,897	75,542	75,240	55,594	54,106	51,281	66,270	62,346

Pro Forma Interest Expense, net of tax (2)	—	28,131	—	—	—	—	—	13,951	14,180

Pro Forma Net Earnings	206,376	151,766	75,542	75,240	55,594	54,106	51,281	52,319	48,166

Purchase Price Amortization, net of tax (3)	14,261	17,936	4,698	4,572	4,991	6,815	6,504	5,496	5,936

Pro Forma Adjusted Net Earnings	$220,637	$169,702	$80,240	$79,812	$60,585	$60,921	$57,785	$57,815	$54,102

Pro Forma Net Earnings Per Share	$2.15	$1.58	$0.78	$0.78	$0.58	$0.57	$0.54	$0.55	$0.49

Pro Forma Adjusted Net Earnings Per Share (4)	$2.30	$1.77	$0.83	$0.83	$0.64	$0.64	$0.61	$0.61	$0.55

Pro Forma Diluted Weighted Average Shares (4)	95,941	95,963	96,399	96,133	95,284	95,126	95,223	95,070	97,597

3. Cashflow — Reconciliation

Cash Flows from Operating Activities:

Net Earnings	$200,828	$176,559	$75,542	$75,240	$50,046	$54,329	$51,281	$63,546	$61,732

Less Non-recurring Charges:
Restructuring Costs, net of tax	4,304	1,440	—	—	4,304	—	—	1,440	—
LPS Spin Related Costs, net of tax	—	1,814	—	—	—	—	—	1,200	614
Impact of change in tax rate on non-recurring items	—	—	—	—	—	(223)	—	—	—

Net Earnings, excluding non-recurring items	205,132	179,813	75,542	75,240	54,350	54,106	51,281	66,186	62,346

Pro Forma Interest Expense, net of tax	—	28,131	—	—	—	—	—	13,951	14,180

Pro Forma Adjusted Net Earnings	205,132	151,682	75,542	75,240	54,350	54,106	51,281	52,235	48,166

Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	92,069	93,177	32,279	31,700	28,090	30,081	32,420	18,262	42,495
Working capital adjustments	2,240	(22,444)	(16,954)	21,957	(2,763)	32,158	26,908	(91,474)	42,122

Net cash provided by (used in) operating activities	299,441	222,415	90,867	128,897	79,677	116,345	110,609	(20,977)	132,783

Capital expenditures included in investing activities	(67,862)	(38,342)	(19,455)	(25,836)	(22,571)	(23,946)	(13,205)	(14,344)	(10,793)

Pro Forma Adjusted Net Free Cash Flow	$231,579	$184,073	$71,412	$103,061	$57,106	$92,399	$97,404	$(35,321)	$121,990

Notes:

(2)	Pro forma interest expense for each of the two quarters in the period ended June 30, 2008 represents the interest expense associated with the $1,610.7 million in debt incurred by us in connection with the spin-off assuming the spin-off occurred on January 1, 2007. Our new bank debt bears interest at a floating rate which we estimate would have been 4.96% on the revolving credit agreement, Term Loan A and Term Loan B based on the one month LIBOR rate on June 30, 2008 (2.46%) plus a spread of 2.5%. Our new senior notes bear interest at a fixed rate of 8.125%. Amortization of capitalized debt issuance costs in connection with the borrowings included in pro forma interest expense total approximately $2.7 million for the six months ended June 30, 2008. These projections also reflect principal paydowns of approximately $36.3 million ($35 million of Term Loan A, $1.3 million of Term Loan B) per quarter under the credit agreement (other than in the first quarter after closing, in which only $1.3 million is payable) and the paydown of the revolver of $25.7 million during the first quarter of 2007.

(3)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(4)	Pro forma earnings per share and pro forma diluted weighted average shares for the quarter ended June 30, 2008 are provided based on the 94,611 shares of Lender Processing Services, Inc. common stock issued to FIS shareholders on the July 2, 2008 spin date along with dilutive common stock equivalents calculated under the treasury stock method using the $33 per share closing price of LPS on July 2, 2008 as the average market price and the number of LPS options and awards issued to our employees per the terms of the spin-off. Pro forma earnings per share and pro forma diluted weighted average shares for all other periods presented above are based on the pro forma diluted shares as included in the Company’s Form 10 filed on June 20, 2008.